EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2024, related to the consolidated financial statements of Getaround, Inc. for the years ended December 31, 2023 and 2022, included in its Annual Report on Form 10-K, which includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

/s/ dbbmckennon
Newport Beach, California
May 31, 2024